Exhibit 10.18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Flextronics Manufacturing Services Agreement

This Flextronics Manufacturing Services Agreement (“Agreement”) is entered into this 1st day of March 2009 by and between Enphase Energy, Inc. having its place of business at 201 1st Street, Suite 300, Petaluma, CA 94952 (“Customer”) and Flextronics Industrial, LTD, having its place of business at Level 3, Alexander House 35 Cybercity, Ebene Mauritius (“Flextronics”).

Customer desires to engage Flextronics to perform manufacturing services as further set forth in this Agreement. The parties agree as follows:

1.	DEFINITIONS

Flextronics and Customer agree that capitalized terms shall have the meanings set forth in this Agreement and Exhibit 1 attached hereto and incorporated herein by reference.

2.	MANUFACTURING SERVICES

2.1. Work. Customer hereby engages Flextronics to perform the work (hereinafter “Work”). “Work” shall mean to procure Materials and to manufacture, assemble, and test products (hereinafter “Product(s)”) pursuant to detailed written Specifications. The “Specifications” for each Product or revision thereof, shall include but are not limited to bill of materials, designs, schematics, assembly drawings, process documentation, test specifications, current revision number, and Approved Vendor List. The Specifications as provided by Customer and included in Flextronics’s production document management system and maintained in accordance with the terms of this Agreement are incorporated herein by reference as Exhibit 2.1. This Agreement includes new product introduction (NPI) to the extent that the estimated pricing for pilot build quantities of 30 units is listed in Exhibit 3.4. Pricing for other pilot runs is expected to be made using similar pricing methodologies.

2.2. Engineering Changes. Customer may request that Flextronics incorporate engineering changes into the Product by providing Flextronics with a description of the proposed engineering change sufficient to permit Flextronics to evaluate its feasibility and cost. Flextronics will proceed with engineering changes when the parties have agreed upon the changes to the Specifications, delivery schedule and Product pricing and the Customer has issued a purchase order for the implementation costs. The Customer Focus Team will analyze and incorporate at [***] expense the first [***] engineering changes per [***] affecting less than [***]% of the product BOM except for the following: new ICT fixtures & programs, tooling/equipment, etc. The CFT will provide an implementation quote for material E&O, direct labor and pilot build to validate the ECO change as warranted.

2.3. Tooling; Non-Recurring Expenses; Software. Customer shall pay for or obtain and consign to Flextronics any Product-specific tooling, equipment or software and other reasonably necessary non-recurring expenses, to be set forth in Flextronics’s quotation. All software that Customer provides to Flextronics or any test software that Customer engages Flextronics to develop is and shall remain the property of Customer. At the time of signing this agreement, Customer consigned equipment shall include functional test sets, system test sets, Hi-Pot test equipment, a temperature chamber, 2 ENABLE servers, and a potting machine, as per the attached Exhibit 2.3.

2.4. Cost Reduction Projects. Flextronics agrees to seek ways to reduce the cost of manufacturing Products by methods such as elimination of Materials, redefinition of Specifications, and re-design of assembly or test methods. Upon implementation of such ways that have been initiated by Flextronics and approved by Customer, Flextronics will receive 100% of the demonstrated cost reduction for the balance of the quarter in which it is found. Customer will receive 100% of the demonstrated cost reduction upon implementation of such ways initiated by Customer. Costs shall be formally evaluated at the end of each quarter and standards shall be adjusted based upon that evaluation. [***] a costed BOM) shall be provided to Customer no later than 10 days before the end of the quarter. New standards will be effective for all shipments starting on the first day of each quarter. The parties shall mutually agree upon non-binding cost reduction targets during their quarterly business reviews.

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2.5. Factory Access. Flextronics agrees to grant access as needed to the Canadian Standards Association (CSA) and other industry-standards entities for factory audits at no charge to Customer. It is anticipated that CSA will visit the factory 4 times per year.

2.6. IT Support. Customer requires a client-to-site connection to the Flextronics facility be available at all times to monitor production test equipment and to troubleshoot any potential problems. Flextronics shall provide a static internet connection, through which Customer can tunnel via a secure protocol such as VPN. Enphase shall provide pre-configured equipment for installation at the Flextronics facilities.

3.	FORECASTS; ORDERS; FEES; PAYMENT

3.1. Forecast. Customer shall provide Flextronics, on a monthly basis, a rolling twelve (12) month forecast indicating Customer’s monthly Product requirements. The first ninety (90) days of the forecast shall be in weekly time buckets and will constitute Customer’s written purchase order for all Work to be completed within the first ninety (90) day period. Such purchase orders will be issued in accordance with Section 3.2 below.

3.2. Purchase Orders; Precedence. Customer may use its standard purchase order form for any notice provided for hereunder; provided that all purchase orders must reference this Agreement and the applicable Specifications. The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any such purchase order, acknowledgment form or other instrument, unless specifically agreed in writing by both parties.

3.3. Purchase Order Acceptance. Purchase orders shall normally be deemed accepted by Flextronics, provided however that Flextronics may reject any purchase order: (a) that is an amended order in accordance with Section 5.2 below because the purchase order is outside of the Flexibility Table; (b) if the fees reflected in the purchase order are inconsistent with the parties’ agreement with respect to the fees; (c) if the purchase order represents a significant deviation from the forecast for the same period, unless such deviation is within the parameters of the Flexibility Table; or (d) if a purchase order would extend Flextronics’s liability beyond Customer’s approved credit line. Flextronics shall notify Customer of rejection of any purchase order within five (5) business days of receipt of such purchase order.

3.4. Fees; Changes; Taxes.

(a) The fees will be agreed by the parties and will be indicated on the purchase orders issued by Customer and accepted by Flextronics. The initial fees shall be as set forth on the Fee List attached hereto and incorporated herein as Exhibit 3.4 (the “Fee List”). If a Fee List is not attached or completed, then the initial fees shall be as set forth in purchase orders issued by Customer and accepted by Flextronics in accordance with the terms of this Agreement.

(b) Customer is responsible for additional fees and costs due to: (a) changes to the Specifications except as permitted in Section 2.2; (b) failure of Customer or its subcontractor to timely provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule; and (c) any pre-approved expediting charges reasonably necessary because of a change in Customer’s requirements.

(c) All costs and fees will be evaluated quarterly during the quarterly business review. Any changes and timing of changes shall be agreed by the parties, such agreement not to be unreasonably withheld or delayed. By way of example only, the fees may be increased if the market price of fuels, Materials, equipment, labor and other production costs, increase beyond normal variations in pricing or currency exchange rates as demonstrated by Flextronics.

(d) All fees are exclusive of federal, state and local excise, sales, use, VAT, and similar transfer taxes, and any duties, and Customer shall be responsible for all such items. This subsection (d) does not apply to taxes on Flextronics’s net income.

(e) The Fees List will be based on the exchange rate(s) for converting the purchase price for Inventory denominated in the Parts Purchase Currency(ies) into the Functional Currency. The fees will be adjusted, on a monthly basis based on changes in the Exchange Rate(s) as reported on the last business day of each month, for the following month to the extent that such Exchange Rates change more than +/- .75% from the prior month (the “Currency Window”). “Exchange Rate(s)” is defined as the closing currency exchange rate(s) as reported on

Reuters’ page FIX on the last business day of the current month prior to the following month. “Functional Currency” means the currency in which all payments are to be made pursuant to Section 3.5 below. “Parts Purchase Currency(ies)” means U.S. Dollars, Japanese Yen and/or Euros to the extent such currencies are different from the Functional Currency and are used to purchase Inventory needed for the performance of the Work forecasted to be completed during the applicable month.

3.5. Payment. Customer agrees to pay all invoices in U.S. Dollars within [***] days of the date of the invoice.

3.6. Late Payment. Customer agrees to pay one and one-half percent (1.5%) monthly interest on all late payments. Furthermore, if Customer is late with payments, or Flextronics has reasonable cause to believe Customer may not be able to pay. Flextronics may (a) stop all Work under this Agreement until assurances of payment satisfactory to Flextronics are received or payment is received; (b) demand prepayment for purchase orders; and (c) delay shipments and (d) to the extent that Flextronics’s personnel cannot be reassigned to other billable work during such stoppage and/or in the event restart cost are incurred, invoice Customer for additional fees before the Work can resume. Customer agrees to provide all necessary financial information required by Flextronics from time to time in order to make a proper assessment of the creditworthiness of Customer.

3.7. Letter of Credit. Within forty-five (45) days of Flextronics’s request made at any time during the term of this Agreement, Customer agrees to obtain and maintain a stand-by letter of credit or such other financial instrument mutually agreed upon by the parties on behalf of Flextronics to support Customer’s payment obligations set forth in this Agreement and to minimize the financial risk to Flextronics for its performance of the Work under this Agreement. The stand-by letter of credit or other mutually agreed upon financial instrument shall be for a minimum period of time of three (3) months and shall be for a total amount that is equal to the total value of the risks associated with Inventory, Special Inventory, and the accounts receivable from Customer. The calculation shall be based upon the forecast provided by Customer pursuant to Section 3.1. The draw down procedures under the stand-by letter of credit or other mutually agreed upon financial instrument shall be determined solely by Flextronics. Flextronics will, in good faith, review Customer’s creditworthiness periodically and may provide more favorable terms once it feels it is prudent to do so. In addition, Flextronics agrees that no letter of credit shall be required from Customer as long as Customer has promptly paid all invoices in accordance with Section 3.5.

4.	MATERIALS PROCUREMENT; CUSTOMER RESPONSIBILITY FOR MATERIALS

4.1. Authorization to Procure Materials, Inventory and Special Inventory. Customer’s accepted purchase orders and forecast will constitute authorization for Flextronics to procure, without Customer’s prior approval, (a) Inventory to manufacture the Products covered by such purchase orders based on the Lead Time and (b) certain Special Inventory based on Customer’s purchase orders and forecast as follows: Long Lead-Time Materials as required based on the Lead Time when such purchase orders are placed and Minimum Order Inventory as required by the supplier. Flextronics will only purchase Economic Order Inventory with the prior approval of Customer. Flextronics will provide to Customer each quarter a list of all long lead time parts (greater than [***]) and the total quantity on order for each long lead time part.

4.2. Customer Controlled Materials. Customer may direct Flextronics to purchase Customer Controlled Materials in accordance with the Customer Controlled Materials Terms. Customer acknowledges that the Customer Controlled Materials Terms will directly impact Flextronics’s ability to perform under this Agreement and to provide Customer with the flexibility Customer is requiring pursuant to the terms of this Agreement. In the event that Flextronics reasonably believes that Customer Controlled Materials Terms will create an additional cost that is not covered by this Agreement, then Flextronics will notify Customer and the parties will agree to either (a) compensate Flextronics for such additional costs, (b) amend this Agreement to conform to the Customer Controlled Materials Terms or (c) amend the Customer Controlled Materials Terms to conform to this Agreement, in each case at no additional charge to Flextronics. Customer agrees to provide copies to Flextronics of all Customer Controlled Materials Terms upon the execution of this Agreement and promptly upon execution of any new agreements with suppliers. Customer agrees not to make any modifications or additions to the Customer Controlled

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Materials Terms or enter into new Customer Controlled Materials Terms with suppliers that will negatively impact Flextronics’s procurement activities.

4.3. Preferred Supplier. Customer shall provide to Flextronics and maintain an Approved Vendor List. Flextronics shall purchase from vendors on a current AVL the Materials required to manufacture the Product. Customer shall give Flextronics an opportunity to be included on AVL’s for Materials that Flextronics can supply, and if Flextronics is competitive with other suppliers with respect to reasonable and unbiased criteria for acceptance established by Customer, Flextronics shall be included on such AVL’s. If Flextronics is on an AVL and its prices and quality are competitive with other vendors, Customer will raise no objection to Flextronics sourcing Materials from itself. For purposes of this Section 4.3 only, the term “Flextronics” includes any companies affiliated with Flextronics. For Flextronics sourced material, Flextronics must either provide a reasonable annual cost reduction based upon comparison to similar commodities or provide proof of competitive bidding on the Flextronics sourced parts on an annual basis.

4.4. Customer Responsibility for Inventory and Special Inventory. Customer is responsible under the conditions provided in this Agreement for all Materials, Inventory and Special Inventory purchased by Flextronics under this Section 4.

4.5. Materials Warranties. Flextronics shall use commercially reasonable efforts to obtain and pass through to Customer the following warranties with regard to the Materials (other than the Production Materials) i) conformance of the Materials with the vendor’s specifications and/or with the Specifications; (ii) that the Materials will be free from defects in workmanship; (iii) that the Materials will comply with Environmental Regulations; and (iv) that the Materials will not infringe the intellectual property rights of third parties. Flextronics shall promptly inform Customer if it is not able to obtain and pass through the foregoing warranties with regard to any materials.

5.	SHIPMENTS, SCHEDULE CHANGE, CANCELLATION, STORAGE

5.1. Shipments. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with the Specifications and marked for shipment to Customer’s destination specified in the applicable purchase order. Shipments will be made [***] at which time risk of loss and title will pass to Customer. Notwithstanding the foregoing, Customer shall reimburse Flextronics for all actual costs incurred by Flextronics in shipping the Products [***] which may include, but not be limited to, freight, insurance and other shipping expenses, and any expenses involved in the Customs clearance as well as any special packing expenses not included in the original quotation for the Products.

5.2. Quantity Increases and Shipment Schedule Changes.

(a) For any accepted purchase order, Customer may (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their shipment date as provided in the flexibility table below (the “Flexibility Table”):

Maximum Allowable Variance From Accepted Purchase Order Quantities/Shipment Dates

# of days before Shipment Date on Purchase Order	Allowable Quantity Increases		Maximum Reschedule Quantity		Maximum Reschedule Period
0-14	0%		0%		0
15-30	[***	]%	[***	]%	[***	]
31-60	[***	]%	[***	]%	[***	] days
61-90	[***	]%	[***	]%	[***	] days

Any decrease in quantity is considered a cancellation, unless the decreased quantity is rescheduled for delivery at a later date in accordance with the Flexibility Table. Quantity cancellations are governed by the terms of Section 5.3 below. Any purchase order quantities increased or rescheduled pursuant to this Section 5.2 (a) may not

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be subsequently increased or rescheduled, unless such subsequent increase or reschedule also conforms to the Flexibility Table.

(b) All reschedules to push out delivery dates outside of the table in subsection (a) require Flextronics’s prior written approval, which, in its sole discretion, may or may not be granted. If Customer does not request prior approval from Flextronics for such reschedules, or if Customer and Flextronics do not agree in writing to specific terms with respect to any approved reschedule, then Customer will pay Flextronics the Monthly Charges for any such reschedule, calculated as of the first day after such reschedule for any Inventory and/or Special Inventory that was procured by Flextronics to support the original delivery schedule that is not used to manufacture Product pursuant to an accepted purchase order within thirty (30) days of such reschedule. In addition, if Flextronics notifies Customer that such Inventory and/or Special Inventory has remained in Flextronics’s possession for more than ninety (90) days since such reschedule, then Customer agrees to immediately purchase any affected Inventory and/or Special Inventory upon receipt of the notice by paying the Affected Inventory Costs. In addition, any finished Products that have already been manufactured to support the original delivery schedule will be treated as cancelled as provided in Sections 5.3 and 5.4 below.

(c) Flextronics will use reasonable commercial efforts to meet any quantity increases, which are subject to Materials and capacity availability. All reschedules or quantity increases outside of the table in subsection (a) require Flextronics’s approval, which, in its sole discretion, may or may not be granted. If Flextronics agrees to accept a reschedule to pull in a delivery date or an increase in quantities in excess of the flexibility table in subsection (a) and if there are extra costs to meet such reschedule or increase, Flextronics will inform Customer for its acceptance and approval in advance.

(d) Any delays in the normal production or interruption in the workflow process caused by Customer’s changes to the Specifications or failure to provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule, will be considered a reschedule of any affected purchase orders for purposes of this Section 5.2 for the period of such delay. In addition, Customer shall be responsible for costs related to adjusting foreign currency hedging contracts due to changes in cash flows resulting from such delays.

(e) For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (b), the “Lead Time” shall be calculated as the Lead Time at the time of procurement of the Inventory and Special Inventory.

5.3. Cancellation of Orders and Customer Responsibility for Inventory.

(a) Customer may not cancel all or any portion of Product quantity of an accepted purchase order without Flextronics’s prior written approval, which, in its sole discretion, may or may not be granted. If Customer does not request prior approval, or if Customer and Flextronics do not agree in writing to specific terms with respect to any approved cancellation, then Customer will pay Flextronics Monthly Charges for any such cancellation, calculated as of the first day after such cancellation for any Product or Inventory or Special Inventory procured by Flextronics to support the original delivery schedule. In addition, if Flextronics notifies Customer that such Product, Inventory and/or Special Inventory has remained in Flextronics’s possession for more than thirty (30) days since such cancellation, then Customer agrees to immediately purchase from Flextronics, such Product, Inventory and/or Special Inventory by paying the Affected Inventory Costs. In addition, Flextronics shall calculate the cost or gain of unwinding any currency hedging contracts entered into by Flextronics to support the cancelled purchase order(s). Should the unwinding result in a loss to Flextronics, Customer agrees to cover such loss amount for Flextronics immediately upon receipt of an invoice for such amount. Should the unwinding result in a gain to Flextronics, a credit note will be immediately issued to Customer.

(b) If the forecast for any period is less than the previous forecast supplied over the same period, that amount will be considered canceled and Customer will be responsible for any Special Inventory purchased or ordered by Flextronics to support the forecast.

(c) Products that have been ordered by Customer and that have not been picked up in accordance with the agreed upon shipment dates shall be considered cancelled and Customer will be responsible for such Products in the same manner as set forth above in Section 5.3(a).

(d) For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (a), the “Lead Time” shall be calculated as the Lead Time at the time of (i) procurement of the Inventory and Special Inventory; (ii) cancellation of the purchase order or (iii) termination of this Agreement, whichever is longer.

5.4. Mitigation of Inventory and Special Inventory. Prior to invoicing Customer for the amounts due pursuant to Sections 5.2 or 5.3, Flextronics will use reasonable commercial efforts for a period of thirty (30) days, to return unused Inventory and Special Inventory and to cancel pending orders for such inventory, and to otherwise mitigate the amounts payable by Customer. Customer shall pay amounts due under this Section 5 within thirty (30) days of receipt of an invoice. Flextronics will ship the Inventory and Special Inventory paid for by Customer under this Section 5.4 to Customer promptly upon said payment by Customer. In the event Customer does not pay within thirty (30) days, Flextronics will be entitled to dispose of such Inventory and Special Inventory in a commercially reasonable manner and credit to Customer any monies received from third parties. Flextronics shall then submit an invoice for the balance amount due and Customer agrees to pay said amount within thirty (30) days of its receipt of the invoice.

5.5. No Waiver. For the avoidance of doubt, Flextronics’s failure to invoice Customer for any of the charges set forth in this Section 5 does not constitute a waiver of Flextronics’s right to charge Customer for the same event or other similar events in the future.

5.6. Delivery performance. On time delivery shall be measured and reported to Customer on a monthly basis. Orders shall be considered on time if they are shipped from one week earlier than the scheduled shipment date up to one day after the scheduled shipment date. On-time delivery shall be the sole responsibility of Flextronics, except in cases where customer responsibility of inventory causes delays. If Flextronics can not meet the on time delivery requirement for any order due to Flextronics’ failure to make a timely shipment, then Flextronics will ship that Order at Flextronics’ own expense via air transportation or other expedient means acceptable to Customer.

6.	PRODUCT ACCEPTANCE AND EXPRESS LIMITED WARRANTY

6.1. Product Acceptance. The Products delivered by Flextronics will be accepted upon delivery in accordance with section 5.1 of this Agreement. If Products do not comply with the express limited warranty set forth in Section 6.2 below, Customer has the right to reject such Products during said period. Products not rejected during said period will be deemed accepted. Customer may return defective Products, freight collect, after obtaining a return material authorization number from Flextronics to be displayed on the shipping container and completing a failure report. Rejected Products will be promptly repaired or replaced, at Flextronics’s option, and returned freight pre-paid. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found.

6.2. Express Limited Warranty. This Section 6.2 sets forth Flextronics’s sole and exclusive warranty and Customer’s sole and exclusive remedies with respect to a breach by Flextronics of such warranty.

(a) Flextronics warrants that the Products will have been manufactured in accordance with the applicable Specifications and will be free from defects in workmanship for a period of 1 year from the date of shipment. In addition, Flextronics warrants that (A) Production Materials shall be used in compliance with Environmental Regulations, (B) Flextronics will not manufacture Products using Materials from vendors that are not on the Approved Vendor List, unless otherwise agreed in writing by Customer.

(b) Notwithstanding anything else in this Agreement, this express limited warranty does not apply to, and Flextronics makes no representations or warranties whatsoever with respect to: (i) Materials and/or Customer Controlled Materials; (ii) defects resulting from the Specifications or the design of the Products; (iii) Product that has been abused, damaged, altered or misused by any person or entity after title passes to Customer; (iv) first articles, prototypes, pre-production units, test units or other similar Products; (v) defects resulting from tooling, designs or instructions produced or supplied by Customer, or (vi) the compliance of Materials or Products with any Environmental Regulations. Customer shall be liable for costs or expenses incurred by Flextronics related to the foregoing exclusions to Flextronics’s express limited warranty.

(c) Upon any failure of a Product to comply with this express limited warranty, Flextronics’s sole obligation, and Customer’s sole remedy, is for Flextronics, at its option, to promptly repair or replace such unit and return it to Customer freight prepaid. Customer shall return Products covered by this warranty freight prepaid after completing a failure report and obtaining a return material authorization number from Flextronics to be displayed on the shipping container. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found.

(d) Customer will provide its own warranties directly to any of its end users or other third parties. Customer will not pass through to end users or other third parties the warranties made by Flextronics under this Agreement. Furthermore, Customer will not make any representations to end users or other third parties on behalf of Flextronics, and Customer will expressly indicate that the end users and third parties must look solely to Customer in connection with any problems, warranty claim or other matters concerning the Product.

6.3. No Representations or Other Warranties. FLEXTRONICS MAKES NO REPRESENTATIONS AND NO OTHER WARRANTIES OR CONDITIONS ON THE PERFORMANCE OF THE WORK, OR THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

7.	INTELLECTUAL PROPERTY LICENSES

7.1. Licenses. Customer hereby grants Flextronics a non-exclusive license during the term of this Agreement to use Customer’s patents, trade secrets and other intellectual property as necessary to perform Flextronics’s obligations under this Agreement.

7.2. No Other Licenses. Except as otherwise specifically provided in this Agreement, each party acknowledges and agrees that no licenses or rights under any of the intellectual property rights of the other party are given or intended to be given to such other party.

8.	TERM AND TERMINATION

8.1. Term. The term of this Agreement shall commence on the date hereof above and shall continue until March 1, 2010 until terminated as provided in Section 8.2 (Termination) or 10.8 (Force Majeure). After the expiration of the initial term hereunder (unless this Agreement has been terminated), this Agreement shall be automatically renewed for separate but successive one-year terms unless either party provides written notice to the other party that it does not intend to renew this Agreement ninety (90) days or more prior to the end of any term.

8.2. Termination. This Agreement may be terminated by either party (a) for convenience upon ninety (90) days written notice to the other party or (b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of fifteen (15) days after the delivery of written notice thereof by the terminating party to the other party, (c) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues unremedied for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party, or (d) pursuant to Section 10.8 (Force Majeure).

8.3. Effect of Expiration or Termination. Expiration or termination of this Agreement under any of the foregoing provisions: (a) shall not affect the amounts due under this Agreement by either party that exist as of the date of expiration or termination, and (b) as of such date the provisions of Sections 5.2, 5.3, and 5.4 shall apply with respect to payment and shipment to Customer of finished Products, Inventory, and Special Inventory in existence as of such date, and (c) shall not affect Flextronics’s express limited warranty in Section 6.2 above. Termination of this Agreement, settling of accounts in the manner set forth in the foregoing sentence shall be the exclusive remedy of the parties for breach of this Agreement, except for breaches of Section 6.2, 9.1, 9.2, or 10.1. Sections 1, 3.5, 3.6, 3.7, 4, 5.3, 5.4, 6.2, 6.3, 7, 8, 9, and 10 shall be the only terms that shall survive any termination or expiration of this Agreement.

9.	INDEMNIFICATION; LIABILITY LIMITATION

FLEXTRONICS CONFIDENTIAL

9.1. Indemnification by Flextronics. Flextronics agrees to defend, indemnify and hold harmless, Customer and all directors, officers, employees, and agents (each, a “Customer Indemnitee”) from and against all claims, actions, losses, expenses, damages or other liabilities, including reasonable attorneys’ fees (collectively, “Damages”) incurred by or assessed against any of the foregoing, but solely to the extent the same arise out of third-party claims relating to:

(a) any actual or threatened injury or damage to any person or property caused, or alleged to be caused, by a Product sold by Flextronics to Customer hereunder, but solely to the extent such injury or damage has been caused by the breach by Flextronics of its express limited warranties related to Flextronics’s workmanship and manufacture in accordance with the Specifications only as further set forth in Section 6.2;

(b) any infringement of the intellectual property rights of any third party but solely to the extent that such infringement is caused by a process that Flextronics uses to manufacture, assemble and/or test the Products; provided that, Flextronics shall not have any obligation to indemnify Customer if such claim would not have arisen but for Flextronics’s manufacture, assembly or test of the Product in accordance with the Specifications; or

(c) noncompliance with any Environmental Regulations but solely to the extent that such non-compliance is caused by a process or Production Materials that Flextronics uses to manufacture the Products; provided that, Flextronics shall not have any obligation to indemnify Customer if such claim would not have arisen but for Flextronics’s manufacture of the Product in accordance with the Specifications.

9.2. Indemnification by Customer. Customer agrees to defend, indemnify and hold harmless, Flextronics and its affiliates, and all directors, officers, employees and agents (each, a “Flextronics Indemnitee”) from and against all Damages incurred by or assessed against any of the foregoing to the extent the same arise out of, are in connection with, are caused by or are related to third-party claims relating to:

(a) any failure of any Product (and Materials contained therein) sold by Flextronics hereunder to comply with any safety standards and/or Environmental Regulations to the extent that such failure has not been caused by Flextronics’s breach of its express limited warranties set forth in Section 6.2 hereof;

(b) any actual or threatened injury or damage to any person or property caused, or alleged to be caused, by a Product, but only to the extent such injury or damage has not been caused by Flextronics’s breach of its express limited warranties related to Flextronics’s workmanship and manufacture in accordance with the Specifications only as further set forth in Section 6.2 hereof; or

(c) any infringement of the intellectual property rights of any third party by any Product except to the extent such infringement is the responsibility of Flextronics pursuant to Section 9. l(b) above.

9.3. Procedures for Indemnification. With respect to any third-party claims, either party shall give the other party prompt notice of any third-party claim and cooperate with the indemnifying party at its expense. The indemnifying party shall have the right to assume the defense (at its own expense) of any such claim through counsel of its own choosing by so notifying the party seeking indemnification within thirty (30) calendar days of the first receipt of such notice. The party seeking indemnification shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall not, without the prior written consent of the indemnified party, agree to the settlement, compromise or discharge of such third-party claim.

9.4. Sale of Products Enjoined. Should the use of any Products be enjoined for a cause stated in Section 9.1(b) or 9.2(c) above, or in the event the indemnifying party desires to minimize its liabilities under this Section 9, in addition to its indemnification obligations set forth in this Section 9, the indemnifying party’s sole responsibility is to either substitute a fully equivalent Product or process (as applicable) not subject to such injunction, modify such Product or process (as applicable) so that it no longer is subject to such injunction, or obtain the right to continue using the enjoined process or Product (as applicable). In the event that any of the foregoing remedies cannot be effected on commercially reasonable terms, then, all accepted purchase orders and the current forecast will be considered cancelled and Customer shall purchase all Products, Inventory and Special Inventory as provided in Sections 5.3 and 5.4 hereof. Any changes to any Products or process must be made in accordance with

Section 2.2 above. Notwithstanding the foregoing, in the event that a third party makes an infringement claim, but does not obtain an injunction, the indemnifying party shall not be required to substitute a fully equivalent Product or process (as applicable) or modify the Product or process (as applicable) if the indemnifying party obtains an opinion from competent patent counsel reasonably acceptable to the other party that such Product or process is not infringing or that the patents alleged to have been infringed are invalid.

9.5. No Other Liability. EXCEPT WITH REGARD TO A BREACH OF SECTIONS 9.1 AND 9.2 ABOVE OR SECTION 10.1 BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY “COVER” DAMAGES (INCLUDING INTERNAL COVER DAMAGES WHICH THE PARTIES AGREE MAY NOT BE CONSIDERED “DIRECT” DAMAGES), OR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

THE FOREGOING SECTION 9 STATES THE ENTIRE LIABILITY OF THE PARTIES TO EACH OTHER CONCERNING INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

10.	MISCELLANEOUS

10.1. Confidentiality.

(a) Each party shall refrain from using any and all Confidential Information of the disclosing party for any purposes or activities other than those specifically authorized in this Agreement. Except as otherwise specifically permitted herein or pursuant to written permission of the party to this Agreement owning the Confidential Information, no party shall disclose or facilitate disclosure of Confidential Information of the disclosing party to anyone without the prior written consent of the disclosing party, except to its employees, consultants, parent company, and subsidiaries of its parent company who need to know such information for carrying out the activities contemplated by this Agreement and who have agreed in writing to confidentiality terms that are no less restrictive than the requirements of this Section. Notwithstanding the foregoing, the receiving party may disclose Confidential Information of the disclosing party pursuant to a subpoena or other court process only (i) after having given the disclosing party prompt notice of the receiving party’s receipt of such subpoena or other process and (ii) after the receiving party has given the disclosing party a reasonable opportunity to oppose such subpoena or other process or to obtain a protective order. Confidential Information of the disclosing party in the custody or control of the receiving party shall be promptly returned or destroyed upon the earlier of (i) the disclosing party’s written request or (ii) termination of this Agreement. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential for a period of three (3) years after the disclosure thereof. The existence and terms of this Agreement shall be confidential in perpetuity.

(b) Notwithstanding anything contained in this Section 10.1, a receiving Party may disclose the existence and terms of this Agreement if such information is required by Law to be disclosed under applicable law, including without limitation pursuant to the rules and regulations promulgated by the United States Securities and Exchange Commission.

10.2. Use of Flextronics Name is Prohibited. The existence and terms of this Agreement are Confidential Information and protected pursuant to Section 10.1 above. Accordingly, Customer may not use Flextronics’s name or identity or any other Confidential Information in any advertising, promotion or other public announcement without the prior express written consent of Flextronics. Flextronics may not use Customer’s name or identity or any other Confidential Information in any advertising, promotion or other public announcement without the express written consent of Customer.

10.3. Entire Agreement; Severability. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions. If the scope of any of the provisions of this Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

10.4. Amendments; Waiver. This Agreement may be amended only by written consent of both parties. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision. Neither party will be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by a duly authorized representative of the party against which such waiver is asserted.

10.5. Independent Contractor. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

10.6. Expenses. Each party shall pay their own expenses in connection with the negotiation of this Agreement. All fees and expenses incurred in connection with the resolution of Disputes shall be allocated as further provided in Section 10.11 below.

10.7. Insurance. Customer shall procure and/or maintain at its own expense the following insurance and will use commercially reasonable efforts to do so within sixty (60) days of the Effective Date: (i) commercial general liability insurance (including coverage for bodily injury, personal injury, property damage, contractual liability, products and completed operations) in an amount not less than One Million Dollars ($1,000,000.00) per occurrence; (ii) umbrella excess liability insurance in an amount not less than One Million Dollars ($1,000,000.00); and (iii) an errors and omissions insurance policy which covers Customer’s obligations hereunder in an amount not less than One Million Dollars ($1,000,000.00). Such insurance shall be written by an insurance company with a Best’s rating of at least A-VIII who is licensed to do business in all states of the United States. Customer shall furnish certificates of insurance and such other appropriate documentation (including evidence of renewal of insurance) evidencing all insurance coverage’s set forth in this Section 10.6. Such certificates of insurance and other documentation shall name Flextronics and its officers, directors and employees as additional insured. Such certificates of insurance and other documentation shall contain a broad form naming Flextronics and its officers, directors and employees as an additional insured. Customer will provide Flextronics with at least thirty (30) days prior written notice of any cancellation or material alteration of the insurance coverage set forth in this Section 10.6. Failure by Flextronics to receive or request the aforementioned certificates of insurance and other documentation shall not represent a waiver of the requirements for insurance coverage set forth in this Section 10.7

10.8. Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any act of God, acts or decrees of governmental or military bodies, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, Materials unavailability, or any other cause beyond the reasonable control of the party invoking this section (collectively, a “Force Majeure”), and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement.

10.9. Successors, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld. Notwithstanding the foregoing, Flextronics may assign some or all of its rights and obligations under this Agreement to an affiliated Flextronics entity.

10.10. Notices. All notices required or permitted under this Agreement will be in writing and will be deemed received (a) when delivered personally; (b) when sent by confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a commercial overnight carrier. All communications will be sent to the addresses set forth above or to such other address as may be designated by a party by giving written notice to the other party pursuant to this section.

10.11. Disputes Resolution; Waiver of Jury Trial.

(a) Except as otherwise provided in this Agreement, the following binding dispute resolution procedures shall be the exclusive means used by the parties to resolve all disputes, differences, controversies and claims arising out of or relating to the Agreement or any other aspect of the relationship between Flextronics and Customer or their respective affiliates and subsidiaries (collectively, “Disputes”). Either party may, by written notice to the other party, refer any Disputes for resolution in the manner set forth below.

(b) Any and all Disputes shall be referred to arbitration under the rules and procedures of Judicial Arbiter Group, Inc. (“JAG”), who shall act as the arbitration administrator (the “Arbitration Administrator”).

(c) The parties shall agree on a single arbitrator (the “Arbitrator”). The Arbitrator shall be a retired judge selected by the parties from a roster of arbitrators provided by the Arbitration Administrator. If the parties cannot agree on an Arbitrator within seven (7) days of delivery of the demand for arbitration (“Demand”) (or such other time period as the parties may agree), the Arbitration Administrator will select an independent Arbitrator.

(d) Unless otherwise mutually agreed to by the parties, the place of arbitration shall be Denver, Colorado, although the arbitrators may be selected from rosters outside Denver.

(e) The Federal Arbitration Act shall govern the arbitrability of all Disputes. The Federal Rules of Civil Procedure and the Federal Rules of Evidence (the “Federal Rules”), to the extent not inconsistent with this Agreement, govern the conduct of the arbitration. To the extent that the Federal Arbitration Act and Federal Rules do not provide an applicable procedure, Colorado law shall govern the procedures for arbitration and enforcement of an award, and then only to the extent not inconsistent with the terms of this Section. Disputes between the parties shall be subject to arbitration notwithstanding that a party to this Agreement is also a party to a pending court action or special proceeding with a third party, arising out of the same transaction or series of related transactions and there is a possibility of conflicting rulings on a common issue of law or fact.

(f) Unless otherwise mutually agreed to by the parties, each party shall allow and participate in discovery as follows:

(i) Non-Expert Discovery. Each party may (1) conduct three (3) non-expert depositions of no more than five (5) hours of testimony each, with any deponents employed by any party to appear for deposition in Denver, Colorado; (2) propound a single set of requests for production of documents containing no more than twenty (20) individual requests; (3) propound up to twenty written interrogatories; and (4) propound up to ten (10) requests for admission.

(ii) Expert Discovery. Each party may select a witness who is retained or specially employed to provide expert testimony and an additional expert witness to testify with respect to damages issues, if any. The parties shall exchange expert reports and documents under the same requirements as Federal Rules of Civil Procedure 26(a)(2) &(4).

(iii) Additional Discovery. The Arbitrator may, on application by either party, authorize additional discovery only if deemed essential to avoid injustice. In the event that remote witnesses might otherwise be unable to attend the arbitration, arrangements shall be made to allow their live testimony by video conference during the arbitration hearing.

(g) The Arbitrator shall render an award within six (6) months after the date of appointment, unless the parties agree to extend such time. The award shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law. The Arbitrator shall have authority to award compensatory damages only, and shall not award any punitive, exemplary, or multiple damages. The award (subject to clarification or correction by the arbitrator as allowed by statute and/or the Federal Rules) shall be final and binding upon the parties, subject solely to the review procedures provided in this Section.

(h) Either party may seek arbitral review of the award. Arbitral review may be had as to any element of the award.

(i) This Agreement’s arbitration provisions are to be performed in Denver, Colorado. Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties, including without limitation any proceeding to enforce this Section, to review or confirm the award in arbitration, or for preliminary injunctive relief, shall be brought exclusively in a court of competent jurisdiction in the county of Denver, Colorado (the “Enforcing Court”). By execution and delivery of this Agreement, each party accepts the jurisdiction of the Enforcing Court.

(j) Each party shall pay their own expenses in connection with the resolution of Disputes pursuant to this Section, including attorneys’ fees.

(k) Notwithstanding anything contained in this Section to the contrary, in the event of any Dispute, prior to referring such Dispute to arbitration pursuant to Subsection (b) of this Section, Customer and Flextronics shall attempt in good faith to resolve any and all controversies or claims relating to such Disputes promptly by negotiation commencing within ten (10) calendar days of the written notice of such Disputes by either party, including referring such matter to Customer’s then-current President and Flextronics’s then current executive in charge of manufacturing operations in the region in which the primary activities of this Agreement are performed by Flextronics. The representatives of the parties shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute for a period of four (4) weeks. In the event that the parties are unable to resolve such Dispute pursuant to this Subsection (k), the provisions of Subsections (a) through (j) of this Section, inclusive, as well as Subsections (1), (m) and (n) of this Section shall apply.

(l) The parties agree that the existence, conduct and content of any arbitration pursuant to this Section shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each party’s financial statements.

(m) IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, WHETHER IT RESULTS IN PROCEEDINGS IN ANY COURT IN ANY JURISDICTION OR IN ARBITRATION, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL, WAIVE ALL RIGHTS TO TRIAL BY JURY, AND AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

(n) In the event of any lawsuit between the parties arising out of or related to this Agreement, the parties agree to prepare and to timely file in the applicable court a mutual consent to waive any statutory or other requirements for a trial by jury.

10.12. Even-Handed Construction. The terms and conditions as set forth in this Agreement have been arrived at after mutual negotiation, and it is the intention of the parties that its terms and conditions not be construed against any party merely because it was prepared by one of the parties.

10.13. Controlling Language. This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English.

FLEXTRONICS CONFIDENTIAL

10.14. Controlling Law. This Agreement shall be governed and construed in all respects in accordance with the domestic laws and regulations of the State of Colorado, without regard to its conflicts of laws provisions; except to the extent there may be any conflict between the law of the State of Colorado and the Incoterms of the International Chamber of Commerce, 2000 edition, in which case the Incoterms shall be controlling. The parties specifically agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods, as may be amended from time to time, shall not apply to this Agreement. The parties acknowledge and confirm that they have selected the laws of the State of Colorado as the governing law for this Agreement in part because jury trial waivers are enforceable under Colorado law. The parties further acknowledge and confirm that the selection of the governing law is a material term of this Agreement.

10.15. Counterparts. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives as of the Effective Date.

ENPHASE ENERGY, INC.:		FLEXTRONICS INDUSTRIAL, LTD:

By:		By:
Title:	CEO	Title:	Director

Exhibit 1

Definitions

“Affected Inventory Costs”	shall mean: (i) [***]% of the Cost of all affected Inventory and Special Inventory in Flextronics’s possession and not returnable to the vendor or reasonably usable for other customers, whether in raw form or work in process, less the salvage value thereof, (ii) [***]% of the Cost of all affected Inventory and Special Inventory on order and not cancelable, (iii) any vendor cancellation charges incurred with respect to the affected Inventory and Special Inventory accepted for cancellation or return by the vendor, (iv) the then current fees for any affected Product, and (v) expenses incurred by Flextronics related to labor and equipment specifically put in place to support the purchase orders and forecasts that are affected by such reschedule or cancellation (as applicable).

-“Approved Vendor List” or “AVL”	shall mean the list of suppliers currently approved to provide the Materials specified in the bill of materials for a Product.

“Confidential Information”	shall mean (a) the existence and terms of this Agreement and all information concerning the unit number and fees for Products and Inventory/Special Inventory and (b) any other information that is marked “Confidential” or the like or, if delivered verbally, confirmed in writing to be “Confidential” within 30 days of the initial disclosure. Confidential Information does not include information that (i) the receiving party can prove it already knew at the time of receipt from the disclosing party; or (ii) has come into the public domain without breach of confidence by the receiving party; (iii) was received from a third party without restrictions on its use; (iv) the receiving party can prove it independently developed without use of or reference to the disclosing party’s data or information; or (v) the disclosing party agrees in writing is free of such restrictions.

“Cost”	shall mean the cost represented on the bill of materials supporting the most current fees for Products at the time of cancellation, expiration or termination, as applicable.

“Customer Controlled Materials”	shall mean those Materials provided by Customer or by suppliers with whom Customer has a commercial contractual or non-contractual relationship.

“Customer Controlled Materials Terms”	shall mean the terms and conditions that Customer has negotiated with its suppliers for the purchase of Customer Controlled Materials.

“Customer Indemnitees”	shall have the meaning set forth in Section 9.1.

“Damages”	shall have the meaning set forth in Section 9.1.

“Disputes”	shall have the meaning set forth in Section 10.1 l(a)

“Economic Order Inventory”	shall mean Materials purchased in quantities, above the required amount for purchase orders, in order to achieve price targets for such Materials.

“Environmental Regulations”	Shall mean any hazardous substance content laws and regulations including, without limitation, those related to the EU Directive 2002/95/EC about the Restriction of Use of Hazardous Substances (RoHS).

“Fee List”	shall have the meaning set forth in Section 3.4.

“Flexibility Table”	shall have the meaning set forth in Section 5.2.

“Flextronics Indemnitee”	shall have the meaning set forth in Section 9.2.

“Force Majeure”	shall have the meaning set forth in Section 10.8.

“Inventory”	shall mean any Materials that are used to manufacture Products that are ordered pursuant to a

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purchase order from Customer.

“Lead Time (s)”	shall mean the Materials Procurement Lead Time plus the manufacturing cycle time required from the delivery of the Materials at Flextronics’s facility to the completion of the manufacture, assembly and test processes.

“Long Lead Time Materials”	shall mean Materials with Lead Times exceeding the period covered by the accepted purchase orders for the Products.

“Materials”	shall mean components, parts and subassemblies that comprise the Product and that appear on the bill of materials for the Product.

“Materials Procurement Lead Time”	shall mean with respect to any particular item of Materials, the longer of (a) lead time to obtain such Materials as recorded on Flextronics’s MRP system or (b) the actual lead time, if a supplier has increased the lead time but Flextronics has not yet updated its MRP system.

“Minimum Order Inventory”	shall mean Materials purchased in excess of requirements for purchase orders because of minimum lot sizes available from the supplier.

“Monthly Charges”	shall mean a finance carrying charge of one and one-half of one percent (1.5%) and a storage and handling charge of one-half of one percent (0.5%), in each case of the Cost of the Inventory and/or Special Inventory and/or of the fees for the Product affected by the reschedule or cancellation (as applicable) per month until such Inventory and/or Special Inventory and/or Product is returned to the vendor, used to manufacture Product or is otherwise purchased by Customer.

“Product”	shall have the meaning set forth in Section 2.1.

“Production Materials”	shall mean Materials that are consumed in the production processes to manufacture Products including without limitation, solder, epoxy, cleaner solvent, labels, flux, and glue. Production Materials do not include any such production materials that have been specified by the Customer or any Customer Controlled Materials.

“Special Inventory”	shall mean any Long Lead Time Materials and/or Minimum Order Inventory and/or Economic Order Inventory.

“Specifications”	shall have the meaning set forth in Section 2.1.

“Work”	shall have the meaning set forth in Section 2.1.

EXHIBIT 2.1

SPECIFICATIONS

Incorporated by reference only

EXHIBIT 2.3

CONSIGNED EQUIPMENT LIST

To be attached or incorporated by reference

Item	Manufacturer and Model
Cabinet	Hammond Manufacturing
PC	Dell Optiplex
Barcode Scanner	Symbol Tech. LSR4208-SR2000722R
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Total Cost USD $[***]

Hi-Pot Test Station - List Of Equipment

Dielectric Analyzer	[***]
Total Cost USD $[***]

Initial Potting Machine and Material Supply Infrastructure for China CM - PM01

All Equipment supplied by Exact Dispensing (formerly known as Sheepscot)

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[***]

[***]

[***]

[***]

[***]

Estimated Value: USD $[***]

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT 3.4

FEES LIST

To be attached or incorporated by reference

Product	Minimum			Step 1			Step 2			Step 3			Step 4
PCU (Annual Quantity)		50,000			87,000			150,000			225,000			350,000
PCU (Quarterly Quantity)		12,500			21,750			37,500			56,250			87,500
Price	$	[***	]	$	[***	]	$	[***	]	$	[***	]	$	[***	]

Dually (Annual Quantity)		TBD			TBD			TBD			TBD			TBD
Dually (Quarterly Quantity)		TBD			TBD			TBD			TBD			TBD
Price		TBD			TBD			TBD			TBD			TBD

EMU (Annual Quantity)		2,100			3,700			4,400			6,600			7,800
EMU (Quarterly Quantity)		525			925			1,100			1,650			1,950
Price	$	[***	]	$	[***	]	$	[***	]	$	[***	]	$	[***	]

The following applies:

1.	During the ramp-up of the Customers product shipments (April 2009 -September 2009), Step 1 pricing will be used.

2.	Step quantities will be applied quarterly thereafter. The step quantities will be used as the basis for step pricing.

3.	A true-up will be performed at the end of each quarter, to apply the appropriate step price for that quantity. Overages in quantity will be applied to the next quarter quantities. Additionally, a true up will be performed at the end of the first full year of production (April 2009 – April 2010) to make sure that customer has met the minimum quantity for step 1 pricing. Flextronics and customer will determine an appropriate method to account for product changes from Raptor to Dually since Dually will only be built at one-half the quantity of Raptor.

4.	All scrap product will be purchased by the Customer, unless scrap was caused by Flextronics. Scrap will be shipped to customer and invoiced monthly.

5.	The minimum quantity for each product must be reached each quarter except during the April 2009 – Sept 2009 ramp-up period. If the minimum quantity is not reached, further cost recovery from the Customer will be required.

6.	Dually price will be quoted when RFQ is received.

7.	Pricing for new or replacement products will be quoted as required.

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EXHIBIT 3.4

FEES LIST

To be attached or incorporated by reference

NRE Tooling Schedule

NRE for Enphase-Micro Inverter

					860-00003				830-00010
					Forecast	$716			Forecast	87,000
	Equipment	Unit price			Qty for Final	Sum			Qty for First	Sum			Lead time	Lifecycle	Remark
Process	Stencil (Trial Run)	US$	[***	]	2	US$	[***	]	2	US$	[***	]	3 days	2 year life cycle
	Stencil (MP)	US$	[***	]	4	US$	[***	]	6	US$	[***	]	3 days
	SMT programming	US$	[***	]	10	US$	[***	]	10	US$	[***	]	3 days
	Template for screen machine	US$	[***	]	2	US$	[***	]	6	US$	[***	]	3 days
	Template for placement machine	US$	[***	]	2	US$	[***	]	6	US$	[***	]	3 days
	Fixture for Band part	US$	[***	]	2	US$	[***	]	2	US$	[***	]	3 days
	Fixture for Final Assembly	US$	[***	]	2	US$	[***	]	4	US$	[***	]	3 days
	Wave soldering panel	US$	[***	]	15	US$	[***	]	15	US$	[***	]	7 days		EOL7000times
	Fixture for touch up solder	US$	[***	]	1	US$	[***	]	2	US$	[***	]	3 days
	Fixture for PCBA clearing	US$	[***	]	1	US$	[***	]	1	US$	[***	]	3 days
	Inspection templet	US$	[***	]	4	US$	[***	]	6	US$	[***	]	3 days
	PCB Division fixture	US$	[***	]	1	US$	[***	]	2	US$	[***	]	3 days		Spare part 1set
	Fixture for LCD assemble	US$	[***	]		US$	[***	]		US$	[***	]	3 days
	Nozzle for Mini-Wave	US$	[***	]	0	US$	[***	]	0	US$	[***	]	5 days		Rework for MI part
Test	ICT Fixture (TR518)	US$	[***	]	1	US$	[***	]	1	US$	[***	]	21 days	EOL 300000times
	Hil-Pot Fixture	US$	[***	]		US$	[***	]	1	US$	[***	]	21 days	EOL 500000times
Material Tooling	PCB, EMU_PLC	US$	[***	]	1	US$	[***	]		US$	[***	]	6weeks		FOB HK
	STAMPING, BASE, M175. SINGLE, R7 PCB PCU	US$	[***	]		US$	[***	]	1	US$	[***	]	4Weeks		EXW OG
	STAMPING LID, M175, SINGLE, R7 PCB PCU	US$	[***	]		US$	[***	]	1	US$	[***	]	4weeks		EXW DG
	CBL ASSY, DC INPUT, M/F, TYPE III, WOVERMOLD	US$	[***	]		US$	[***	]	1	US$	[***	]	14 weeks		EXW
	CABLE ASSEMBLY, CPC BULKHEAD, AC, M/F, M175-240-24-S	US$	[***	]		US$	[***	]	1	US$	[***	]	14weeks		EXW
	PCB, PCU, M175-24-277-S	US$	[***	]		US$	[***	]	1	US$	[***	]	8 weeks		FOB HK
						US$	[***	]		US$	[***	]

Assume,

1. The NRE Cost does not include Function teal Fixture and HASS forture

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2. The NRE Cost does not include Potting equipment and forture

3. The NRE does not include NRE for IC programming

4 Assume we will use TR51B to DO ICT

5. Exchange rate based on 1USD=6 836RMB and 1USD=7 764HKD

Follow-on NRE Tooling Schedule

Item description	Cost(USD)	Comments
Stencil	$ [***]	Typical charge but can vary according to pca design.
Template for screen machine	$ [***]	Typical charge but can vary according to pca design
SMT Programming	$ [***]/hr	Typically will take 10 hours to program SMT equipment depending on changes to original program.
Template for placement machine	$ [***]	Typical charge but can vary according to pca design
Fixture for bend part	$ [***]	Fixtures are unique and will be quoted based on its intended function
Fixture for final assembly	$ [***]	Fixtures are unique and will be quoted based on its intended function
Wave solder panel	$ [***]	Typical charge but can vary according to pca design
Fixture for touch-up solder	$ [***]	Fixtures are unique and will be quoted based on its intended function
Fixture for PCBA cleaning	$ [***]	Fixtures are unique and will be quoted based on its intended function
Inspection template	$ [***]	$[***]
PCB division fixture	$ [***]	$[***]
ICT Fixture	$ [***]	Fixtures are unique and will be quoted based on its intended function – based on TR518 equip.
ICT Programming	$ [***]/hr	hrs will be quoted based on pca complexity and per ICT access
HI-POT Fixture	$ [***]	Fixtures are unique and will be quoted based on its intended function

The table assumes that there is no significant change in product design between revisions. Extensive changes to the product that will require higher costs will be agreed to by both Flextronics and EnPhase.

These costs shall be reviewed on a bi-annual basis to make adjustments for cost increases on wages, overhead and materials.

Context Engineering Fee Schedule (Chinese National rates)*

Item description	Cost (USD)
Sr. Test Engineer (Mgr level)	$[***]-$[***]/month
Test Engineer	$[***]-$[***]/month
Sr. Test Technician	$ [***]-$[***]/month

*	Similar rates for process engineers

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

NPI FEES

To be attached or incorporated by reference

Quote Summary for PCU NPI

Quantity	30
Depreciation Cost	US$ [***]
Direct Labor Cost	US$ [***]
Indirect Direct Labor Cost	US$ [***]
SG & A (3% at BOM cost)	US$ [***]
IDM&packing Cost	US$ [***]
Power consumption and facility cost	US$ [***]
Material Loss / Scrap (1%)	US$ [***]
Total Manufacturing Cost/Unit	US$ [***]
BOM Cost	US$ [***]
Profit	[***]	%
Target sales price	US$ [***]
VAM/Unit	US$ [***]
Total VAM	US$ [***]
NRE cost	US$ [***]

Remark:

1. The cost does not include logistics cost

2. The cost does not include potting process cost

3. The cost does not include Function tester depreciation

4. The NRE cost is for pilot run only

5. The cost includes ICT, Hi-Pot and Function only

6. The pilot run production does not carry warranty

7. The cost does not include DFX

8. The NRE cost will according to actual cost

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

TABLE OF ASSUMPTIONS

1) To perform Industrial Engineering analysis.

2) This is a prelim quote for Enphase – Micro Inverter PCBA

3) Demand state: EMU: 3716/year, PCU: 87K/year

4) The calculated manpower and cycle time is estimated , strictly based on process flow provided by customer

1	This quotation is based upon the information and documentation provided by customer. All product changes subsequent to initial quotation and prior to initial production are subject to the re-quotation of pricing.

2	Payment terms are [***].

3	NRE Payment Terms: [***]

4	Pricing is valid for quoted volumes only. If actual volumes do not meet quoted volume, pricing will be adjusted per Exhibit 3.4.

5	The Customer bears the cost of administration, test labor, rework cost, packaging, and return freight for items returned to Flextronics NDF (No Defect Found).

6	Process are quoted as Lead-Free Compliant.

7	Pricing is exclusive of all taxes, duties, similar charges, unless otherwise noted

8	This quotation is valid for a period of 30 days from the date of this quotation. Flextronics reserves the right to revise this quotation for orders placed past this 30-day period.

9	All product changes subsequent to initial quotation and prior to initial production are subject to re-quotation of pricing All engineering change orders shall be priced separately from this quotation and subject to Section 2.2.

10	Both parties shall sign a Manufacturing Service Agreement once services and price are agreed upon.

1	Lead-Free process was used for the labor portion of this quotation unless otherwise noted.

2	Quote assumes design is fully optimized to Flextronics standards for manufacturability (DFM & DFT will be quoted separately)

3	All workmanship performed at Flextronics will adhere strictly to the IPC-A-610D standard.

4	Quote may be revised to reflect actual yield and test times.

5	Any additional work, inclusive of development, prototyping, qualification activities, as well as design and related rework are excluded and will incur additional charges.

6	Changes in fabrication, tooling and fixturing arising from engineering, logistics and packaging changes are excluded from the pricing.

7	NRE does not include NRE for programming for components unless otherwise noted.

8	Maintenance costs, including spares and replacement parts of consigned functional test equipment and fixtures are not included in this quote.

9	Assume ICT run in [***] Tester.

10	Assume all Function testers, HAAS tester will be consigned

11	Quote does not include nitrogen cost

12	Assume all potting equipment, tools and unique accessories will be consigned

12	All test time has been provided by customer

1	CBOM supplied by Global material team.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1	Shipment term DDP to Flextronics California

1	After called and email with Peihua.the variance between DG and Enphase are:

1.	The temperature range is the same, [***].

2.	Temperature cycling rate is [***] for Enphase and [***] for DG.

3.	Recycle time is 5min for ambient to cold and 5min for ramp up to hot.DG is [***] respectively.

2	Therefore, considering the machine size, the usage for Enphase will be almost the same as DG.

3	The [***] for [***] is about: [***].

4	The Price of [***] is about [***] so the cost is about [***]

5	Base on the demand (2009 and 2010), the average UPH is about 1000pcs/day.

Therfore the cost for each piece is about [***]

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.